SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[   ]  Confidential, For Use Of The Commission Only (As Permitted By Rule 14c-5 (d)(2)
[   ]  Definitive Information Statement

STW RESOURCES HOLDING CORP.
(Name of Registrant as Specified In Its Charter)

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[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction: $__________
(5) Total fee paid: $___________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

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(4)  Date Filed:

Stanley T. Weiner
President and CEO
619 W. Texas Ave., Ste 126, Midland, TX 79701
Ph: 432-528-4470   Fax: 432-205-0440
 Cell: 432-528-4470
E-mail: stw@stwresources.com

September __, 2013

To the Stockholders of STW Resources Holding Corp. (“STW”):

Enclosed is an Information Statement that we are sending to you in connection with the approval of an amendment to STW’s Certificate of Incorporation to authorize to authorize and effect up to a 10-to-1 reverse split of all authorized and outstanding shares of the Corporation’s Common Stock, such that each 10 outstanding shares of the Corporation’s Common Stock will be combined and converted into 1 share of the Corporation’s Common Stock (with any fraction shares being rounded up to the nearest whole number) (the “Reverse Split”).  STW’s Management has been authorized at its discretion for up to twelve months and used in the best interest of STW to determine the final ration of the Reverse Split, as described in the attached Information Statement.

Our Board of Directors has already approved the transaction. The stockholders who collectively hold a majority of the voting power of our Common Stock have already approved the transaction by written consent, to be effective twenty (20) days from the date of the Information Statement. Therefore, this Information Statement is being sent to you for informational purposes only. We are not asking for a proxy or vote on any of the matters described in this Information Statement.

We encourage you to read this Information Statement carefully.

Sincerely,

/s/ Stanley T Weiner

Stanley T. Weiner, President and Chief Executive Officer

INFORMATION STATEMENT
AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING

Dated September ____, 2013

This Information Statement and Notice of Action Taken Without a Meeting (collectively, the "Information Statement") is furnished to the stockholders of STW Resources Holding Corp. (the "Company" or "STW"), a Nevada corporation, to provide information with respect to an action taken by written consent of the holders of a majority of the outstanding shares of the Company's Common Stock that were entitled to vote on such action. This Information Statement also constitutes notice of action taken without a meeting as required by Title 8, Chapter 1, Subchapter VII, Section 228 of the Nevada General Corporation Law.

The written consent approved an amendment to STW’s Certificate of Incorporation to authorize to authorize and effect up to a 10-to-1 reverse split of all authorized and outstanding shares of the Corporation’s Common Stock, such that each 10 outstanding shares of the Corporation’s Common Stock will be combined and converted into 1 share of the Corporation’s Common Stock (with any fraction shares being rounded up to the nearest whole number) (the “Reverse Split”).  STW’s Management has been authorized at its discretion for twelve months from being effective and used in the best interest of STW to determine the final ratio of the Reverse Split increase.  Stockholders holding a majority of the outstanding shares of our Common Stock have signed the written consent. Therefore, all required corporate approvals of the transaction have been obtained, subject to furnishing this notice and effective 20 days from the date of this notice. This Information Statement is furnished solely for the purpose of informing stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934.

We Are Not Asking You for a Proxy and You Are Requested Not to Send Us a Proxy.

The record date for determining stockholders entitled to receive this Information Statement has been established as of the close of business on January 28, 2013. As of the record date, we had 96,308,598 shares of Common Stock issued and outstanding. Each share of our Common Stock entitles its holder to one vote on all matters submitted to a vote of the stockholders.

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE UP TO 10/1 REVERSE SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

Our Board of Directors has unanimously adopted an amendment to our Certificate of Incorporation to authorize to authorize and effect up to a 10-to-1 reverse split of all authorized and outstanding shares of the Corporation’s Common Stock, such that each 10 outstanding shares of the Corporation’s Common Stock will be combined and converted into 1 share of the Corporation’s Common Stock (with any fraction shares being rounded up to the nearest whole number) (the “Reverse Split”).  STW’s Management has been authorized at its discretion for twelve months from being effective and used in the best interest of STW to determine the final ratio of the Reverse Split.  Stockholders holding a majority of the outstanding shares of our Common Stock have signed the written consent.

The primary objective of the Reverse Split is to increase the per share price of the Common Stock in order to potentially allow the Company to seek a listing of the Common Stock on a more established trading market, including a stock exchange. The Company elected to affect a reverse stock split as part of its efforts to better align the stock price with its accomplishments and future growth potential. The Company believes that an increase in the share price of its common stock may enhance its ability to attract new investors and broaden its shareholder base. Many institutional investors and investment funds may be reluctant to invest, and in some cases prohibited from investing, in lower-priced stocks.  In addition, the Company expects that the Reverse Split should provide benefits to Company’s stockholders by facilitating lower transaction costs, improving trading liquidity of the stock, and reducing share price volatility.  Further, we believe that our current low stock price negatively affects the marketability of our existing shares and our ability to raise additional capital.

Although we cannot guarantee it, we hope that the Reverse Split will increase the market price of our stock. Theoretically, the increase should occur in a direct inverse proportion to the Reverse Split ratio. In other words, with a Reverse Split ratio of 10 to 1 the assumption is that the market price of our stock should increase by ten (10) following the Reverse Split.  A ratio less than 10 to 1 would have a proportionately lower resulting market price.  Stockholders should note that the effect of the Reverse Stock split upon the price of the Company’s Common Stock cannot be accurately predicted.  Finally, we are hopeful that the Reverse Split and the resulting anticipated increased price level will encourage interest in our Common Stock and possibly promote greater liquidity for our shareholders; however we cannot guarantee any of the foregoing.

COMPANY CONTACT INFORMATION
All inquiries regarding the Company should be addressed to the Company's principal executive offices:

STW Resources Holding Corp.
619 West Texas Ave., STE 126
Midland, Texas 79701
Attention: Stanley T. Weiner, President; telephone (432) 686-7771.

By Order of the Board of Directors:

             /s/ Stanley T. Weiner

             Stanley T. Weiner, President and Chief Executive Officer

September __, 2013